Exhibit 10.14

ADDENDUM NO. 1

     THIS ADDENDUM NO. 1 to that certain Option Agreement dated September 4, 2002 ("Option Agreement"), by and between Western Gold Resources, Inc. (as "Optionor") and Atlas Minerals, Inc. (as "Optionee"), is made and entered into this 3rd day January, 2003. By executing below, the parties hereto agree that the Option Agreement shall be amended as follows:

     Item 1.    Effective as of the date of this Addendum No. 1, all of the rights, title and interest of Atlas Minerals, Inc., as Optionee, are hereby assigned to, and assumed by, Atlas Precious Metals, Inc. ("APMI"), a Nevada corporation and wholly-owned subsidiary of Atlas Minerals, Inc.

     Item 2.    Option Period — is hereby amended to extend the term of the Option to March 31, 2003, unless a lesser or greater term shall be agreed upon by the parties.

     Item 3.    Option Price — in consideration of the extension of the Option period as provided in Item 2. above, $50,000 shall be paid to the Optionor's account upon execution of this Addendum No. 1.

     Item 4.    Merger Consideration — subparagraph a. under this heading is rewritten to read as follows:

     a.    $100,000.00 due and payable by wire transfer to Optionor’s account within five business days following the successful closing of one or more private placements or other offerings of the securities of APMI and/or Western Gold Resources which, in the aggregate, result in net proceeds to the merged entity of $500,000.00 or more.

     Item 5.    Except as amended above, all terms and provisions of the Option Agreement shall remain in full force and effect, as written.

     IN WITNESS WHEREOF, the parties herein have affixed their signatures on the day and date first above written.

Atlas Minerals, Inc., a Colorado corporation /s/ Gerald E. Davis Gerald E. Davis Its: President	Western Gold Resources, Inc., an Arizona corporation /s/ Harold R. Shipes Harold R. Shipes Its: President

Atlas Precious Metals, Inc. a Nevada corporation /s/ Gerald E. Davis Gerald E. Davis Its: President